YUKON
BUSINESS CORPORATIONS ACT
(Section 190)

Form 3-01

ARTICLES OF CONTINUANCE
1.	Name of Corporation:
ENTRÉE GOLD INC.

2.	The classes and any maximum number of shares that the Corporation is authorized to issue:
The attached Schedule "A" is incorporated into and forms part of the Articles of Continuance.

3.	Restrictions, if any, on share transfers:
None.

4.	Number (or minimum and maximum number) of Directors:
Not less than three (3), nor more than fifteen (15)

5.	Restrictions, if any, on business the Corporation may carry on:
The Corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph, telephone or irrigation company.

6.	If change of name effect, previous name:
Entrée Resources Inc.

7.	Details of incorporation:
See attached Details of Incorporation

8.	Other provisions, if any:
The attached Schedule "B" is incorporated into and forms part of the Articles of Continuance.

9.	Date: January 20, 2003
Signature: /s/ signed Title: President

FILED JAN 22 2003 /s/ signed DEPUTY REGISTRAR OF CORPORATIONS